Exhibit 10.37

BOYD GAMING CORPORATION 1996 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Grant Number «Number»

This Agreement is made as of September 23, 1998 (the “Grant Date”), between BOYD GAMING CORPORATION (the “Company”) and «First_Name» «Last_Name» (“Optionee”).

WITNESSETH:

WHEREAS, the Company has adopted the Boyd Gaming Corporation 1996 Stock Incentive Plan (the “Plan”), which Plan is incorporated in this Agreement by reference and made a part of it; and

WHEREAS, the Company regards Optionee as a valuable employee of the Company, and has determined that it would be to the advantage and in the interest of the Company and its stockholders to grant the options provided for in this Agreement to Optionee as an inducement to remain in the service of the Company and its Affiliates (as defined in the Plan) and as an incentive for increased efforts during such service;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase «Shares_Granted» shares of Common Stock (the “Shares”) at the exercise price of $4.5625 per share (the “Exercise Price”) subject to the terms, definitions and provisions of the Company’s 1996 Stock Incentive Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the attached Statement of Option Activity and with the applicable provisions of the Plan and this Option Agreement. In the event of termination of Optionee’s Continuous Status as an Employee, Director or Consultant, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement. This Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction, Change in Control or Subsidiary Disposition.

(b) Vesting Schedule Subject to other limitations contained in this Agreement, the option shall vest and become exercisable by the Optionee at the rate of one-third per year on the first day of each successive twelve-month period for a three-year period beginning one year from the Grant Date.

(c) Termination Period: This Option may be exercised for three (3) months after termination of the Optionee’s employment or consulting relationship, or such longer period as may be applicable upon death or disability of Optionee as provided in the Agreement. In the event of the Optionee’s change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event shall this Option be exercisable later than the Term/Expiration Date set forth above.

(d) Method of Exercise. This Option shall be exercisable only by delivery of an Exercise Notice (attached as Exhibit A) which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator. Such Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Vice President Tax and Financial Administration or other designated representative at the Company’s office located at 2950 S. Industrial Road, Las Vegas, NV 89109, accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all Applicable Laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

(e) Taxes. No Shares will be issued to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of foreign, federal, state and local income and employment tax withholding obligations.

3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee; provided, however, that such exercise method does not then violate an Applicable Law:

(a) cash;

(b) check

(c) surrender of shares of Common Stock of the Company (including withholding of Shares otherwise deliverable upon exercise of this Option) which have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the exercise price unless otherwise determined by the Administrator); or

(d) delivery of a properly executed Exercise Notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company. In addition, this Option may not be exercised if the issuance of the Shares, subject to the Option upon such exercise, would constitute a violation of any Applicable Laws.

5. Termination of Relationship. In the event the Optionee’s Continuous Status as an Employee or Consultant terminates, the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set out in the Notice of Stock Option Grant. Except as provided in Sections 6 and 7 below, to the extent that the Optionee was not entitled to exercise this Option on the Termination Date, or if the Optionee does not exercise this Option within the Termination Period, the Option shall terminate.

6. Disability of Optionee. In the Optionee’s Continuous Status as an Employee or Consultant terminates as a result of his or her disability, the Optionee may, but only within twelve (12) months from the Termination Date (and in no event later than the Term/Expiration Date), exercise the Option to the extent otherwise entitled to exercise it on the Termination Date. To the extent that the Optionee was not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

7. Death of Optionee. In the event of the Optionee’s death, the Option may be exercised at any time within twelve (12) months following the date of death (and in no event later than the Term/Expiration Date), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

8. Transferability of Option. This Option may be transferred by the Optionee in a manner and to the extent acceptable to the Administrator as evidenced by a written statement signed by the Company and the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

9. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. The Option Period shall commence on the Grant Date and except as provided in paragraphs 6 and 7 above, shall terminate ten (10) years from the date of grant (the “Termination Date”).

10. Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of Non-Qualified Stock Option. There may be a regular federal income tax liability upon the exercise of a Non-Qualified Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Disposition of Shares. In the case of a Non-Qualified Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for at least one year after receipt of the Shares and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares also will be treated as long-term capital gain for federal income tax purposes.

11. Entire Agreement: Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes, in their entirety, all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a written statement signed by the Company and Optionee. This agreement is governed by Nevada law except for that body of law pertaining to conflicts of laws.

12. Headings. The captions used in this Option are inserted for convenience and shall not be deemed a part of this Option for construction or interpretation.

13. Interpretation. Any dispute regarding the interpretation of this Option Agreement shall be submitted by the Optionee or by the Company forthwith to the Company’s Board of Directors or the Administrator that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Board or the Administrator shall be final and binding on all persons.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 1996

STOCK INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option Agreement subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address.

IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf, and Optionee has hereunto set his hand as of the day and year first written above.

BOYD GAMING CORPORATION

By:	William S. Boyd

Its:	Chairman of the Board and Chief Executive Officer

OPTIONEE:

(Signature)

«First_Name» «Last_Name»
(Printed Name)

«Address_Line_1»
(Address)

«City» «State» «Zip_Code»

EXHIBIT A

BOYD GAMING CORPORATION 1996 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Boyd Gaming Corporation

2950 S. Industrial Road

Las Vegas, Nevada 89109-1100

Attention: Rick Darnold - Vice President

1. Exercise of Option. Effective as of today,             ,                          , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase              shares of the Common Stock (the “Shares”) of Boyd Gaming Corporation (the “Company”) under and pursuant to the Company’s 1996 Stock Incentive Plan (the “Plan”) and the Non-Qualified Stock Option Agreement dated September 23, 1998, (the “Option Agreement”).

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, not withstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

4. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice

6. Taxes. Optionee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and has made arrangements acceptable to the Company to satisfy such obligations.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

8. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Company’s Board of Directors or the Administrator that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Administrator shall be final and binding on all persons.

10. Governing Law Severibility. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purpose and intent of this agreement.

13. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes, in their entirety, all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a written statement signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE:	BOYD GAMING CORPORATION

By:
(Signature)	Its:

Address:	Address:
2950 South Industrial Road Las Vegas, Nevada 89109-1100

Revised 7/3/97